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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AFC Enterprises, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-56444, 333-81404, 333-90706, and 333-98867) on Form S-8 of AFC
Enterprises, Inc. of our report dated March 29, 2004, with respect to the consolidated balance sheets of AFC Enterprises, Inc. and subsidiaries as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 28, 2003, which report appears in the December 28, 2003, annual report on Form 10-K of AFC Enterprises, Inc.

Our report dated March 29, 2004 contains explanatory paragraphs that state that the Company:

         - Has not presented the selected quarterly financial data specified by
           Item 302(a) of Regulation S-K, that the Securities and Exchange Commission requires as supplementary information to the basic financial statements.

         - Effective December 31, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

Atlanta, Georgia
March 29, 2004